Exhibit 99.1

To: Members of the Board of Directors and Executive Officers of The Aaron's Company, Inc.

Date: September 6, 2024

Re: Notice of Blackout Period to Directors and Executive Officers

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s (“SEC”) Regulation BTR, The Aaron’s Company, Inc. (“AAN”) is required to notify you if certain restrictions are imposed on your trading in AAN equity securities (within the meaning of Rule 100(f) of Regulation BTR) due to a “blackout period” under the Aaron’s 401(k) Retirement Plan (the “Plan”).

To effectuate AAN’s previously announced acquisition by IQVentures Holdings, LLC (“IQV”) (the “Merger”), Polo Merger Sub, Inc., a wholly owned subsidiary of IQV (“Merger Sub”) is expected to merge with and into AAN, with AAN surviving the Merger as a wholly owned subsidiary of IQV. In connection with the Merger (among other things), each share of AAN common stock, par value $0.50 per share (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than dissenting shares, treasury shares and shares owned by AAN or any direct or indirect wholly owned subsidiary of AAN), including any shares of Common Stock that are held for participants in the Plan who are invested in the AAN stock fund under the Plan, will be converted automatically into the right to receive $10.10 in cash, without interest.

AAN has been informed of the anticipated need to institute a blackout period under the Plan of more than three consecutive business days in connection with the Merger (the “Blackout Period”).

The Blackout Period is expected to begin during the week of September 29, 2024, and is expected to end during the calendar week of November 24, 2024 (unless the plan administrator for the Plan determines otherwise, in which case AAN’s directors and executive officers will be notified of the change as soon as reasonably practicable).

The Blackout Period will apply with respect to the ability of Plan participants to direct or diversify investments in their individual accounts in the Plan, obtain a loan from the Plan, or obtain a distribution from the Plan.

Applicable securities laws require that during the Blackout Period, AAN’s directors and executive officers (as defined by Rule 100(c) and 100(h) of Regulation BTR) are prohibited from transacting in AAN equity securities that are or were acquired by the directors and executive officers in connection with service or employment as a director or executive officer of AAN. Accordingly, this notice is intended to inform you that, during the Blackout Period, you may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any AAN equity securities that you may acquire or previously acquired in connection with your service or employment as a director or executive officer of AAN. These prohibitions apply to you and to members of your immediate family who share your household, as well as certain trusts, corporations and other entities whose equity ownership may be attributed to you. Please note that these restrictions do not apply to certain limited trading activities, which include (i) dividend reinvestments pursuant to a broad-based plan that does not discriminate in favor of employees and operates on substantially the same terms for all plan participants, (ii) transactions pursuant to a 10b5-1 plan that is not entered into or modified during the Blackout Period or while aware of the actual or approximate beginning or ending dates of the blackout period, and (iii) certain bona fide gifts.

These Blackout Period restrictions are separate from, and in addition to, any other restrictions on trading AAN equity securities currently applicable to AAN’s directors and executive officers.

If you engage in a transaction that violates the restrictions described above, you may be required to forfeit any profits realized from such transaction (as determined in accordance with SEC rules), and may be subject to civil

Exhibit 99.1
and criminal penalties. Accordingly, we strongly urge you to refrain from making any trades in AAN equity securities during the Blackout Period.

AAN’s directors and executive officers will be notified as soon as reasonably practicable if the Blackout Period restrictions described in this notice are not applicable.

This notice will be filed with the SEC as part of a current report on Form 8-K.

During the Blackout Period and for a two-year period after the ending date of the Blackout Period, shareholders or other interested parties may obtain, without charge, the actual beginning and ending dates of the Blackout Period. Any inquiries regarding the Blackout Period (including inquiries regarding whether the Blackout Period has begun or ended) may be directed to:

400 Galleria Parkway SE, STE 300
Atlanta, GA 30339
Attention: Scott Porter, Chief People Officer Telephone Number: (678) 402-3852